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EXHIBIT 21

                     LIST OF SUBSIDIARIES OF LEW CORPORATION
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Polymeric Industries, Inc., a Nevada corporation, incorporated February 2000

Lew Composites, Inc., a Nevada corporation, incorporated March 1999